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                                                                      EXHIBIT 15


December 11, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 7, 2000 on our review of interim financial information of Abercrombie & Fitch Co. and Subsidiaries (the "Company") as of and for the period ended October 28, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8, Registration Nos. 333-15941, 333-15943, 333-15945, 333-60189, 333-60203 and
333-81373.

Very truly yours,



PricewaterhouseCoopers LLP